[GRAPHIC OMITTED: STATE STREET LOGO]

August 29, 2016

Each of the Borrowers listed

on Appendix I hereto

One Post Office Square

Boston, MA 02109

Attention: Jonathan S. Horwitz,

Executive Vice President, Principal Executive Officer

Treasurer and Compliance Liaison

RE: First Amendment to Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated as of September 24, 2015 (as amended from time to time, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $235,500,000 uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated September 24, 2015, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.	Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1.       Putnam Government Money Market Fund, a newly established portfolio series of Putnam Investment Funds (the “New Fund”), is hereby added as a Fund for all purposes under the terms of the Loan Agreement and Note, and each of the Loan Agreement and Note is hereby deemed amended to reflect the foregoing. Putnam Investment Funds, for and on behalf of Putnam Government Money Market Fund, hereby agree to be bound by all of the terms and conditions of

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the Loan Documents as a Fund thereunder for all purposes as if it had been an original Fund party thereto.

2.       The Borrowers have informed the Bank that Putnam Tax Exempt Money Market Fund was liquidated on March 23, 2016. Putnam Tax Exempt Money Market Fund is hereby terminated as a Borrower and a Fund for all purposes under the Loan Documents and all references in the Loan Agreement, the Note and the other Loan Documents to Putnam Tax Exempt Money Market Fund are hereby deleted in their entirety.

3.       The Borrowers have further informed the Bank that Putnam VT Money Market Fund, a portfolio series of Putnam Variable Trust, has changed its name to Putnam VT Government Money Market Fund effective April 30, 2016. In furtherance of the foregoing, all references in the Loan Agreement, the Note and the other Loan Documents to Putnam VT Money Market Fund are hereby deleted in their entirety and replaced with references to Putnam VT Government Money Market Fund.

4.       The Appendix I attached to the Loan Agreement and the Note and the Appendix I (or other applicable schedule, appendix or exhibit designation), as applicable, attached to each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes such an Appendix I (or other applicable schedule, appendix or exhibit designation) listing the Borrowers and Funds, is hereby deleted and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the changes described in paragraphs 1-3 above.

II.       Miscellaneous

1.       Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2.       Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Funds), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order

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or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3.       Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4.       A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

[Remainder of Page Intentionally Left Blank]

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                    Putnam Uncommitted Line First Amendment Signature Page 1

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By:	___/s/ Janet B. Nolin_______________
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND

PUTNAM ARIZONA TAX EXEMPT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND

PUTNAM CONVERTIBLE SECURITIES FUND

PUTNAM DIVERSIFIED INCOME TRUST

PUTNAM EQUITY INCOME FUND

PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND

PUTNAM GLOBAL HEALTH CARE FUND

PUTNAM GLOBAL INCOME TRUST

PUTNAM GLOBAL NATURAL RESOURCES FUND

PUTNAM GLOBAL UTILITIES FUND

PUTNAM HIGH YIELD ADVANTAGE FUND

PUTNAM HIGH YIELD TRUST

PUTNAM INCOME FUND

PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND

PUTNAM MICHIGAN TAX EXEMPT INCOME FUND

PUTNAM MINNESOTA TAX EXEMPT INCOME FUND

PUTNAM MONEY MARKET FUND

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                    Putnam Uncommitted Line First Amendment Signature Page 2

PUTNAM MORTGAGE RECOVERY FUND

PUTNAM MULTI-CAP GROWTH FUND

PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND

PUTNAM NEW YORK TAX EXEMPT INCOME FUND

PUTNAM OHIO TAX EXEMPT INCOME FUND

PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND

PUTNAM TAX EXEMPT INCOME FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

PUTNAM VOYAGER FUND

GEORGE PUTNAM BALANCED FUND

THE PUTNAM FUND FOR GROWTH AND INCOME

By: ___/s/ Jonathan Horwitz_______________

Jonathan Horwitz

Executive Vice President, of each of the foregoing

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                                Putnam Uncommitted Line First Amendment Signature Page 3

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,

as Custodian

By: ___/s/ Andrew Erickson______________

Name: Andrew Erickson

Title: Executive Vice President

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APPENDIX i

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND
PUTNAM ARIZONA TAX EXEMPT INCOME FUND
PUTNAM ASSET ALLOCATION FUNDS on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund
PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND
PUTNAM FUNDS TRUST on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Asia Pacific Equity Fund Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund Putnam Emerging Markets Income Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund Putnam Global Dividend Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund Putnam Low Volatility Equity Fund Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Retirement Income Fund Lifestyle 2
Putnam Retirement Income Fund Lifestyle 3
Putnam Short Duration Income Fund Putnam Short-Term Municipal Income Fund
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Putnam Small Cap Growth Fund Putnam Strategic Volatility Equity Fund
PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND
PUTNAM INVESTMENT FUNDS on behalf of:
Putnam Capital Opportunities Fund
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund
Putnam Research Fund
Putnam Small Cap Value Fund
PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MICHIGAN TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund
PUTNAM US GOVERNMENT INCOME TRUST
PUTNAM VARIABLE TRUST on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund

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Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Government Money Market Fund (f/k/a Putnam VT Money Market Fund)
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
Putnam VT Voyager Fund
PUTNAM VOYAGER FUND
GEORGE PUTNAM BALANCED FUND
THE PUTNAM FUND FOR GROWTH AND INCOME

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